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                              EXHIBIT NUMBER 10.15
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                             PACIFIC LITHIUM LIMITED

                     DIRECTORS SHARE OPTION ALLOCATION DEED
                                       FOR
                                   KEITH YOUNG
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                                   Jones Young
                     Lawyers Corporate Advisers Strategists
                                    Auckland
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                          SHARE OPTION ALLOCATION DEED

                       DATED THE 12TH DAY OF OCTOBER 1999


PARTIES

1. PACIFIC LITHIUM LIMITED a duly incorporated company having its registered office at Auckland New Zealand ("PLL")

2.    KEITH YOUNG of Auckland New Zealand, solicitor ("Young")

BACKGROUND

1.    Young provides valuable services to PLL as a director of PLL.

2. PLL has agreed to issue and Young has agreed to subscribe for the Options on the terms and conditions set out under this Deed.


      INTERPRETATION

1.    In this Deed:

      THE BOARD  means the board of directors of PLL.

      PLL means Pacific Lithium Limited and shall also include, where appropriate, companies which comprise the Group.

      EXCHANGE means a stock exchange or "over the counter" market on which the Shares are quoted.

      THE GROUP means PLL and its subsidiary companies and "subsidiary" shall bear the meaning as in the Companies Act 1993 (New Zealand) and all shall severally be "members of the Group".

      MARKET VALUE shall mean, as or any date of determination:

      - if the Shares are not quoted on an Exchange, a valuation of the fair market value for the Shares as of the close of business on the business day immediately preceding the date of such determination, determined in good faith by the Board in such manner as they shall in their reasonable discretion determine using normal share valuation procedures; and


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Pacific Lithium Limited Share Option Allocation Deed


      - if the Shares are quoted on an Exchange, the weighted average closing sale price per share on the Exchange on which the Shares are principally traded, for the last five days on which there was a sale of such Shares on the Exchange immediately preceding the date of determination.

      MATERIAL BREACH means the gross breach by Young in the performance of his duties.

      OPTION means an option issued by PLL entitling the holder to acquire one Share in PLL pursuant to this Deed and OPTIONS means 50,000 of such Options.

      OPTION EXERCISE DATE means 11th October 2002.

      OPTION ISSUE DATE means 12th October 1999.

      SHARE ISSUE PRICE means NZ$4.80.

      SHARES means fully paid ordinary shares in PLL.


      ISSUE OF OPTIONS

2. PLL issues the Options to Young free of charge and Young agrees to subscribe for the Options on the terms and conditions set out in this Deed.


      ISSUE OF CERTIFICATES

3. PLL shall not be required to issue a certificate in respect to the Options but it shall register Young or his nominee as a holder of the Options.

4. PLL shall issue a certificate for the Shares following their issue pursuant to the Options.


      EXERCISE OF THE OPTIONS

5. Young may exercise the Options on or before the Option Exercise Date in such number as he shall determine from time to time. Any Option, to the extent not exercised on or prior to the Option Exercise Date shall terminate (time being of the essence).

6.    Young shall give to PLL:

      6.1 two working days written notice to PLL stating the whole number of Shares in respect to which the Exercisable Options are being exercised; and
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Pacific Lithium Limited Share Option Allocation Deed


      6.2 payment in full of the Share Issue Price in respect to each of the Options being exercised.

7. If Young fails to pay for all or any of the Shares in respect to which the Options have been exercised, PLL may terminate Young's entitlement to such Shares even though the date by which the exercised Options terminate may not have passed.

8. Any duty or tax payable upon the issue of Options under these Rules or on the issue of Shares as a result of the exercise of Options shall be paid by Young.

9. PLL shall have the right to either require Young to pay to it the amount of any withholding taxes in respect to the issue of the Shares as may be required by law or to withhold and sell an appropriate number of Shares (based on the Shares' fair market value on the date of exercise) for payment of taxes required by law, or to take such other action as may be necessary in the opinion of PLL to satisfy all its tax withholding obligations in respect to Young.


      OTHER TERMS OF ISSUE OF OPTIONS

10. The Options may not be charged, transferred (other than to Young's nominee), pledged or otherwise assigned or encumbered without the prior approval of the Board.

11. Except as provided in clauses 12 and 13, the Options shall not entitle Young to participate in any distribution nor any issue of Shares, bonus Shares (being Shares issued for no consideration) or other securities in or in respect to PLL other than the Shares to be issued upon exercise of the Options in accordance with this Deed.


      PARTICIPATION IN RIGHTS ISSUES

12. If, at any time after the issue of the Options to Young, there is a pro rata issue of Shares to all holders of Shares for which consideration is payable to PLL except where the issue is in lieu or in satisfaction of dividends or by way of dividend reinvestment ("rights issue"), the Share Issue Price shall be reduced or the number of Options shall be increased so that the financial benefit to Young in respect to an exercise of the Options after the rights issue is the same as the financial benefit to Young immediately prior to the rights issue.


      REORGANISATION OF CAPITAL

13.   If, at any time after the issue of Options:

      13.1 Consolidation of capital - If Shares are consolidated, the number of Options immediately prior to such consolidation shall be consolidated in the same ratio as the ordinary capital of PLL and the Share Issue Price shall be amended in inverse proportion to that ratio;
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Pacific Lithium Limited Share Option Allocation Deed


      13.2 Subdivision of capital - If Shares are subdivided, the number of Options must be sub-divided in the same ratio as the ordinary capital of PLL and the Share Issue Price shall be amended in inverse proportion to that ratio;

      13.3 Return of capital - If PLL reduces its share capital by a pro rata return to holders of part of the share capital in respect to each Share, the number of Options shall remain the same but the Share Issue Price shall be reduced by the same amount of share capital returned in respect to each Share;

      13.4 Cancellation of capital - Where PLL reduces its paid up share capital by a cancellation of capital that is either lost or not represented by available assets where no securities are cancelled, the number of Options and the Share Issue Price in respect to such Options shall remain unchanged;

      13.5 Pro rata cancellation of capital - Where PLL cancels its capital proportionately, the number of Options must be reduced in the same ratio as the ordinary capital and the Share Issue Price for such Options must be amended in inverse proportion to that ratio;

      13.6 Any other change - Where there is any other reorganisation or change to the capital of PLL, the number of Options or the Share Issue Price in respect to such Options, or both, must be reorganised so the holder of the Option will not receive a benefit that holders of Shares do not receive.

      PROVIDED THAT nothing in this clause shall prevent a rounding up of the number of Shares to be received on exercise of the Options.


      TERMS OF ISSUE OF SHARES

14. Shares issued pursuant to the exercise of Options shall rank for dividend from the date they are issued and shall otherwise rank pari passu with the other Shares then on issue.

15. If Shares are quoted on an Exchange, PLL shall apply for the Shares issued pursuant to the Options to be quoted on such Exchange as soon as practicable after their issue, but in any event within the time limit (if any) prescribed by the Exchange's listing rules, subject to any restriction agreement that might be in place between PLL and the Exchange or any underwriter or market maker in respect to the Shares.


      MATERIAL BREACH BY DIRECTOR

16. Where Young has been barred from holding the office of director by any regulatory body or Exchange, PLL may terminate all Options granted and not exercised (whether or not then vested) and/or cancel all other benefits Young may be entitled to receive under this Deed.
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Pacific Lithium Limited Share Option Allocation Deed


      APPLICABLE LAW

17. This Deed shall be governed and interpreted in all respects according to the laws of the country in which PLL is incorporated, the Courts of which country shall have exclusive jurisdiction in all matters and disputes arising out of this Deed.

18. No fractional portion of Shares shall be issued or delivered pursuant to any Option. The Board shall determine whether cash, other Options, or other property shall be issued or paid in lieu of such fractional portion or whether such fractional portion or any rights thereto shall be forfeited or otherwise eliminated.

19. PLL shall not be liable to pay any person any amount, claim or expense arising from the lapsing or termination of Options pursuant to this Deed.

20. This Deed, the granting and exercising of Options hereunder, and the other obligations of PLL under this Deed shall be subject to all applicable laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. PLL in its discretion, may postpone the issuance or delivery of Options or Shares under any Option until completion of such Exchange listing or registration or qualification of such Shares or other required action under any law, rule or regulation as PLL may consider appropriate.


EXECUTION


This Deed was executed this 12th day of October 1999.


SIGNED by PACIFIC LITHIUM     )     /s/ Robin T. Johannink
LIMITED                       )
In the presence of            )
/s/ Mennolt Regtien
    General Manager



SIGNED by KEITH YOUNG   )     /s/ Keith Young
in the presence of
/s/ Mennolt Regtien
    General Manager